Exhibit 99.1
News Release

For more information contact:

Media Relations: Melissa Moritz Vice President, External Communications Fiserv, Inc. melissa.moritz@fiserv.com	Investor Relations: Walter Pritchard Senior Vice President, Investor Relations Fiserv, Inc. walter.pritchard@fiserv.com

For Immediate Release

Fiserv Reports Third Quarter 2026 Results
GAAP revenue decreased 1% and organic revenue was flat in the quarter;
GAAP EPS of $(11.17) and adjusted EPS of $1.75 in the quarter;
Company affirms 2026 organic revenue and adjusted EPS outlook;
Company raises Project Elevate savings target to $1 billion, up from $500 million;
Company expects to repurchase $500 million of shares in the fourth quarter of 2026

MILWAUKEE, November 3, 2026 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the third quarter of 2026.
Third Quarter 2026 GAAP Results
GAAP revenue for the company was $5.20 billion in the third quarter of 2026, a decrease of 1% compared to the third quarter of 2025. GAAP revenue decreased 3% in the Merchant Solutions segment and was flat in the Financial Solutions segment in the third quarter of 2026 compared to the prior year period. GAAP revenue for the company was $15.52 billion in the first nine months of 2026, a decrease of 2% compared to the first nine months of 2025. GAAP revenue decreased 1% in the Merchant Solutions segment and 4% in the Financial Solutions segment in the first nine months of 2026 compared to the prior year period. GAAP loss per share was $(11.17) in the third quarter and $(8.90) in the first nine months of 2026. The company recorded a non-cash goodwill impairment charge of $6.45 billion in the third quarter of 2026.
GAAP operating margin for the company, which includes the non-cash goodwill impairment charge recorded within Corporate and Other, was (105.7)% and (23.0)% in the third quarter and first nine months of 2026 compared to 27.3% and 28.5% in the third quarter and first nine months of 2025. GAAP operating margin in the Merchant Solutions segment was 28.7% and 28.4% in the third quarter and first nine months of 2026 compared to 37.2% and 35.3% in the prior year periods. GAAP operating margin in the Financial Solutions segment was 38.1% and 38.3% in the third quarter and first nine months of 2026 compared to 42.5% and 46.3% in the prior year periods. Net cash provided by operating activities was $3.09 billion in the first nine months of 2026 compared to $4.12 billion in the first nine months of 2025.

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“Our team is executing with urgency, and we are seeing meaningful progress. Net attrition in banking is down more than 25 percent year to date, major client wins are now ramping, Clover continues to produce consistent underlying growth and our modern merchant platform is gaining momentum,” said Takis Georgakopoulos, Chief Executive Officer of Fiserv. “As we simplify and focus our organization with an AI-everywhere mindset, we have increasing confidence that we can drive greater efficiency while investing in innovation and delivering differentiated client value.”
Third Quarter 2026 Non-GAAP Results and Additional Information
•Adjusted revenue for the company was $4.85 billion in the third quarter and $14.49 billion in the first nine months of 2026, a decrease of 1% and 3% compared to the prior year periods.
•Organic revenue was flat in the third quarter of 2026, with a 2% decline in the Merchant Solutions segment and 2% growth in the Financial Solutions segment.
•Organic revenue decreased 3% in the first nine months of 2026, with a 2% decline in the Merchant Solutions segment and a 4% decline in the Financial Solutions segment.
•Adjusted earnings per share was $1.75 in the third quarter and $5.38 in the first nine months of 2026.
•Adjusted operating margin for the company was 31.2% and 30.9% in the third quarter and first nine months of 2026 compared to 37.0% and 38.2% in the third quarter and first nine months of 2025.
•Adjusted operating margin was 28.7% and 37.2% in the Merchant Solutions segment and 38.1% and 42.5% in the Financial Solutions segment in the third quarter of 2026 and 2025.
•Adjusted operating margin was 28.4% and 35.3% in the Merchant Solutions segment and 38.3% and 46.3% in the Financial Solutions segment in the first nine months of 2026 and 2025.
•Free cash flow was $2.04 billion in the first nine months of 2026 compared to $2.88 billion in the prior year period.
•In the third quarter, the company completed the previously announced sale of its student loan servicing business and the formation of its previously announced joint venture, MoneyPass Group, encompassing its MoneyPass Network, ATM Managed Services and Cash Intelligence businesses, of which it maintains a minority ownership interest.
•The company increased its projected savings under Project Elevate to $1 billion, up from its prior $500 million estimate, following a comprehensive portfolio review and identification of additional operational efficiencies.
•The company expects to repurchase $500 million of its common stock during the fourth quarter of 2026 under its existing share repurchase authorization.
Outlook for 2026
Fiserv continues to expect organic revenue outlook of (1%) to 0% and adjusted earnings per share of $7.20 to $7.40 for 2026.

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“Our third quarter performance was in line with our expectations, including a return to organic revenue growth in Financial Solutions,” said Paul Todd, Chief Financial Officer of Fiserv. “Our second-half initiatives are on track to support the revenue acceleration we expect in the fourth quarter, and we are reaffirming our full-year guidance. Our growing confidence also allows us to resume share repurchases earlier than anticipated, with $500 million planned in the fourth quarter.”
Earnings Conference Call
The company will discuss its third quarter 2026 results in a live webcast at 7 a.m. CT on Tuesday, November 3, 2026. The webcast, along with supplemental financial information, can be accessed on the investor relations section of the Fiserv website at investors.fiserv.com. A replay will be available approximately one hour after the conclusion of the live webcast.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV), a Fortune 500™ company, is a global leader uniting commerce and finance. At the intersection of banking and commerce, the company powers sustained growth and innovation at scale for financial institutions and businesses worldwide across payments, account processing, digital banking, merchant acquiring, network services, e-commerce, and Clover®, the all-in-one business management platform. Fiserv is a member of the S&P 500® Index and one of FORTUNE® America’s Most Innovative Companies. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
In this news release, the company supplements its reporting of information determined in accordance with generally accepted accounting principles (“GAAP”), such as revenue, operating income (loss), operating margin, net income (loss) attributable to Fiserv, diluted earnings (loss) per share and net cash provided by operating activities, with “adjusted revenue,” “change in adjusted revenue,” “organic revenue,” “change in organic revenue,” “adjusted operating income,” “adjusted operating margin,” “adjusted net income,” “adjusted earnings per share,” and “free cash flow.” Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses should enhance shareholders’ ability to evaluate the company’s performance, as such measures provide additional insights into the factors and trends affecting its business. Therefore, the company excludes these items from its GAAP financial measures to calculate these unaudited non-GAAP measures. The corresponding reconciliations of these unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity, and limited visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 16 for additional information regarding the company’s forward-looking non-GAAP financial measures.
Examples of non-cash or other items may include, but are not limited to, certain non-cash impairment charges; non-cash intangible asset amortization expense associated with acquisitions; merger and integration costs; severance costs; certain transformation related expenses

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associated with the company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets or investments; net gains associated with early debt extinguishments; and certain discrete tax items. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company’s operations, and management uses this information to make operating decisions, including the allocation of resources to the company’s various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
Management believes organic revenue is a useful measure because it presents revenue on a more comparable basis by excluding the effects of foreign currency fluctuations, acquisitions, dispositions and the company’s postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders’ ability to evaluate and understand the company’s core business performance.
These unaudited non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income (loss), operating margin, net income (loss) attributable to Fiserv, diluted earnings (loss) per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated organic revenue and adjusted earnings per share and other statements regarding our future financial performance. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” “confident,” “likely,” “plan,” or words of similar meaning. Statements that describe the company’s future plans, outlook, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following: the company’s ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company’s products and services; the ability of the company’s technology to keep pace with a rapidly evolving marketplace; the company’s

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ability to successfully implement and achieve the expected benefits associated with its One Fiserv action plan; the success of the company’s merchant alliances, some of which are not controlled by the company; the impact of a security breach or operational failure on the company’s business, including disruptions caused by other participants in the global financial system; losses due to chargebacks, refunds or returns as a result of fraud or the failure of the company’s vendors and merchants to satisfy their obligations; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, taxes, trade policies and tariffs, a recession, bank failures, or international hostilities, and the impact they may have on the company and its employees, clients, vendors, supply chain, operations and sales; the company’s ability to use artificial intelligence to improve its products and services and enhance its operations; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company’s ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company’s ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company’s growth strategies; the company’s ability to repurchase its common stock, including the expected amount, timing and funding of such repurchases; the company’s ability to attract and retain key personnel; adverse impacts from currency exchange rates or currency controls; changes in corporate tax and interest rates; the possibility that the company may be required to record non-cash goodwill impairment charges in future periods; and other factors included in “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that the company files with the Securities and Exchange Commission, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income (Loss)
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Processing and services	$4,231	$4,273	$12,593	$12,622
Product	965	990	2,922	3,287
Total revenue	5,196	5,263	15,515	15,909

Expenses
Cost of processing and services	1,726	1,486	5,042	4,287
Cost of product	713	679	2,099	2,057
Selling, general and administrative	1,901	1,762	5,674	5,155
Net gain on disposition of businesses and other assets	(102)	(100)	(191)	(117)
Goodwill impairment	6,452	—	6,452	—
Total expenses	10,690	3,827	19,076	11,382

Operating income (loss)	(5,494)	1,436	(3,561)	4,527
Interest expense, net	(333)	(422)	(1,050)	(1,118)
Gain on early debt extinguishment	29	—	183	—
Other expense, net	(4)	(50)	(6)	(107)

Income (loss) before income taxes and income (loss) from investments in unconsolidated affiliates	(5,802)	964	(4,434)	3,302
Income tax provision	(137)	(173)	(317)	(609)
Income (loss) from investments in unconsolidated affiliates	—	8	15	(16)

Net income (loss)	(5,939)	799	(4,736)	2,677
Less: net income attributable to noncontrolling interests	2	7	7	8

Net income (loss) attributable to Fiserv	$(5,941)	$792	$(4,743)	$2,669

GAAP earnings (loss) per share attributable to Fiserv — diluted	$(11.17)	$1.46	$(8.90)	$4.83

Diluted shares used in computing earnings (loss) per share attributable to Fiserv	531.8	541.8	532.9	553.0

Earnings (loss) per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP Net Income (Loss) and Earnings (Loss) Per Share to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

GAAP net income (loss) attributable to Fiserv	$(5,941)	$792	$(4,743)	$2,669
Adjustments:
Merger and integration costs [1]	31	24	83	47
One Fiserv transformation program expenses [2]	158	13	487	13
Severance costs	83	27	196	56
Amortization of acquisition-related intangible assets [3]	297	322	923	994
Net gain on disposition of businesses and other asset activity [4]	(15)	—	(98)	—
Non wholly-owned entity activities [5]	5	3	20	32
Net gain on early debt extinguishment [6]	(26)	—	(156)	—
Tax impact of adjustments [7]	(58)	(76)	(238)	(223)
Goodwill impairment, net of tax [8]	6,402	—	6,402	—
Incremental executive compensation [9]	—	—	—	52
Argentine Peso devaluation [10]	—	—	—	39
Adjusted net income	$936	$1,105	$2,876	$3,679

GAAP earnings (loss) per share attributable to Fiserv - diluted	$(11.17)	$1.46	$(8.90)	$4.83
Adjustments - net of income taxes:
Merger and integration costs [1]	0.05	0.03	0.13	0.07
One Fiserv transformation program expenses [2]	0.24	0.02	0.73	0.02
Severance costs	0.13	0.04	0.30	0.08
Amortization of acquisition-related intangible assets [3]	0.45	0.48	1.39	1.45
Net gain on disposition of businesses and other asset activity [4]	0.06	—	(0.06)	—
Non wholly-owned entity activities [5]	0.01	0.01	0.03	0.05
Net gain on early debt extinguishment [6]	(0.04)	—	(0.24)	—
Goodwill impairment [8]	12.04	—	12.01	—
Incremental executive compensation [9]	—	—	—	0.09
Argentine Peso devaluation [10]	—	—	—	0.07
Adjusted earnings per share	$1.75	$2.04	$5.38	$6.65

Diluted shares used in computing GAAP earnings (loss) per share attributable to Fiserv [8]	531.8	541.8	532.9	553.0
Diluted shares used in computing adjusted earnings per share attributable to Fiserv [8]	533.6	541.8	534.2	553.0
See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Earnings (loss) per share is calculated using actual, unrounded amounts.
1Represents acquisition and related integration costs incurred in connection with acquisitions. Merger and integration costs include $20 million and $41 million of third-party professional service fees and $13 million and $39 million of retention awards in the third quarter and first nine months of 2026. Merger and integration costs include $7 million and $12 million of third-party professional service fees, as well as $14 million and $25 million related to legal and other settlements, in the third quarter and first nine months of 2025.

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2Represents costs associated with a multi-year transformation initiative focused on technology modernization, operational excellence and process reengineering enabled by artificial intelligence. This adjustment primarily includes technology infrastructure modernization costs of $80 million and $232 million; third-party consulting and advisory fees of $13 million and $74 million; and incremental compensation expense, primarily associated with retention cash awards and restricted stock units granted to certain employees, of $37 million and $126 million in the third quarter and first nine months of 2026, respectively.
3Represents amortization of intangible assets acquired through acquisition, including customer relationships, software/technology and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract costs (sales commissions and deferred conversion costs), capitalized and purchased software, financing costs and debt discounts. See additional information on page 15 for an analysis of the company’s amortization expense.
4Represents an aggregate net gain of $100 million in the third quarter of 2026 on the sale of a 51% controlling preferred financial interest in the company’s MoneyPass Network, ATM Managed Services and Cash Intelligence businesses, as well as on the sale of the company’s student loan servicing business. The third quarter of 2026 also includes an $85 million impairment and other charge, recorded within selling, general and administrative expenses in the consolidated statements of income (loss), associated with certain leased facilities. The first nine months of 2026 includes a net gain of $83 million on the sale-leaseback of certain facilities.
5Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates.
6Represents a gain on early debt extinguishment in connection with the company’s cash tender offer in the second quarter of 2026 and open market repurchases in the second and third quarters of 2026 of a portion of its outstanding 5.150% senior notes due in March 2027 and 4.400% senior notes due in July 2049. This adjustment also includes the release of $4 million and $26 million, recorded within net interest expense in the consolidated statements of income (loss) in the third quarter and first nine months of 2026, of unamortized losses originally recorded in accumulated other comprehensive loss associated with treasury lock agreements that had been designated as a cash flow hedge of the extinguished debt.
7The tax impact of the above adjustments is calculated using a tax rate of 19.5% in both the first nine months of 2026 and 2025, which approximates the company’s anticipated annual effective tax rates, exclusive of actual tax impacts of a $66 million net provision associated with the aggregate net gain on sale of businesses in the first nine months of 2026. See below for a description of the tax impact associated with the non-cash goodwill impairment charge.
8Represents a non-cash goodwill impairment charge, net of a $50 million tax benefit related to the impairment of tax-deductible goodwill, recorded in the third quarter of 2026 as a result of a triggering event associated with sustained decreases in the company’s share price and market capitalization. Adjusted earnings per share also reflects the dilutive impact of potential common shares that were excluded from the calculation of GAAP diluted loss per share because their effect was anti-dilutive. This adjustment includes an impact of $0.04 and $0.02 for the third quarter and first nine months of 2026, respectively, from the inclusion of these potential common shares.
9Represents incremental compensation expense associated with the transition of the company’s Chief Executive Officer (“CEO”) in 2025, comprised of $40 million of former CEO non-cash share-based compensation and related employer payroll taxes, and a $12 million cash replacement award paid to the company’s successor CEO appointed in 2025.
10The Argentine government announced economic policy changes, including the removal of certain currency controls, resulting in a significant devaluation of the Argentine Peso on April 14, 2025. This adjustment represents the corresponding one-day foreign currency exchange loss from the remeasurement of the company’s Argentina subsidiary’s monetary assets and liabilities in Argentina’s highly inflationary economy.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Company
Revenue	$5,196	$5,263	$15,515	$15,909
Adjustments:
Postage reimbursements	(344)	(344)	(1,025)	(1,005)
Adjusted revenue	$4,852	$4,919	$14,490	$14,904

Operating income (loss)	$(5,494)	$1,436	$(3,561)	$4,527
Adjustments:
Merger and integration costs	31	24	83	47
One Fiserv transformation program expenses	158	13	487	13
Severance costs	83	27	196	56
Amortization of acquisition-related intangible assets	297	322	923	994
Net gain on disposition of businesses and other asset activity	(15)	—	(98)	—
Goodwill impairment	6,452	—	6,452	—
Incremental executive compensation	—	—	—	52
Adjusted operating income	$1,512	$1,822	$4,482	$5,689

Operating margin	(105.7)%	27.3%	(23.0)%	28.5%
Adjusted operating margin	31.2%	37.0%	30.9%	38.2%

Merchant Solutions (“Merchant”) [1]
Revenue	$2,521	$2,586	$7,502	$7,602

Operating income	$724	$962	$2,131	$2,686

Operating margin	28.7%	37.2%	28.4%	35.3%

Financial Solutions (“Financial”) [1]
Revenue	$2,331	$2,333	$6,988	$7,302

Operating income	$887	$991	$2,676	$3,383

Operating margin	38.1%	42.5%	38.3%	46.3%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Corporate and Other
Revenue	$344	$344	$1,025	$1,005
Adjustments:
Postage reimbursements	(344)	(344)	(1,025)	(1,005)
Adjusted revenue	$—	$—	$—	$—

Operating loss	$(7,105)	$(517)	$(8,368)	$(1,542)
Adjustments:
Merger and integration costs	31	24	83	47
One Fiserv transformation program expenses	158	13	487	13
Severance costs	83	27	196	56
Amortization of acquisition-related intangible assets	297	322	923	994
Net gain on disposition of businesses and other asset activity	(15)	—	(98)	—
Goodwill impairment	6,452	—	6,452	—
Incremental executive compensation	—	—	—	52
Adjusted operating loss	$(99)	$(131)	$(325)	$(380)

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.
1For all periods presented in the Merchant and Financial segments, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the reportable segment GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$(4,736)	$2,677
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	6,452	—
Depreciation and other amortization	1,595	1,365
Amortization of acquisition-related intangible assets	923	993
Amortization of financing costs and debt discounts	36	34
Share-based compensation	345	302
Deferred income taxes	(312)	(589)
Net gain on disposition of businesses and other assets	(191)	(117)
Net gain on early debt extinguishment	(156)	—
(Income) loss from investments in unconsolidated affiliates	(15)	16
Originations of merchant cash advances, held for sale	(157)	—
Proceeds from repayments and sales of merchant cash advances, originally classified as held for sale	157	—
Distributions from unconsolidated affiliates	30	34
Non-cash foreign currency exchange losses	23	118
Other non-cash impairment charges	68	5
Other operating activities	(9)	(10)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	186	(111)
Prepaid expenses and other assets	(220)	(561)
Contract costs	(197)	(179)
Accounts payable and other liabilities	(740)	117
Contract liabilities	12	24
Net cash provided by operating activities	3,094	4,118

Cash flows from investing activities
Capital expenditures, including capitalized software and other intangibles	(1,438)	(1,321)
Proceeds from disposition of businesses and other assets, net of cash disposed	364	—
Merchant cash advances, net	227	(614)
Payments for acquisition of businesses, net of cash acquired	—	(369)
Distributions from unconsolidated affiliates	23	17
Purchases of investments	(28)	(78)
Proceeds from sale of investments	15	486
Other investing activities	5	(18)
Net cash used in investing activities	(832)	(1,897)

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows (cont.)
(In millions, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from financing activities
Debt proceeds	$3,101	$5,753
Debt repayments, including redemption and other costs	(5,586)	(3,352)
Net borrowings from commercial paper and short-term borrowings	419	1,169
Payments of debt financing costs	(3)	(20)
Proceeds from issuance of treasury stock	30	53
Purchases of treasury stock, including employee shares withheld for tax obligations	(395)	(5,695)
Settlement activity, net	(1,265)	(74)
Distributions paid to noncontrolling interests	(2)	(2)
Payments to acquire noncontrolling interests of consolidated subsidiaries	—	(436)
Payments of acquisition-related contingent consideration	(6)	—
Settlement of derivative contracts	—	65
Other financing activities	8	4
Net cash used in financing activities	(3,699)	(2,535)
Effect of exchange rate changes on cash and cash equivalents	(39)	86
Net change in cash and cash equivalents	(1,476)	(228)
Cash and cash equivalents, beginning balance	2,802	2,993
Cash and cash equivalents, ending balance	$1,326	$2,765

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	September 30,	December 31,
	2026	2025
Assets
Cash and cash equivalents	$545	$798
Trade accounts receivable – net	3,826	3,981
Prepaid expenses and other current assets	3,030	3,396
Settlement assets	16,339	16,479
Total current assets	23,740	24,654

Property and equipment – net	3,367	3,084
Customer relationships – net	4,274	5,093
Other intangible assets – net	5,190	5,068
Goodwill	30,953	37,703
Contract costs – net	1,056	1,039
Investments in unconsolidated affiliates	1,122	1,046
Other long-term assets	2,885	2,446
Total assets	$72,587	$80,133

Liabilities and Equity
Accounts payable and other current liabilities	$4,435	$5,307
Short-term and current maturities of long-term debt	1,254	1,239
Contract liabilities	751	865
Settlement obligations	16,339	16,479
Total current liabilities	22,779	23,890

Long-term debt	25,809	27,758
Deferred income taxes	1,434	1,478
Long-term contract liabilities	263	259
Other long-term liabilities	1,218	939
Total liabilities	51,503	54,324

Fiserv shareholders’ equity	21,060	25,792
Noncontrolling interests	24	17
Total equity	21,084	25,809
Total liabilities and equity	$72,587	$80,133

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Organic Revenue [1]	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change

Total Company
Adjusted revenue	$4,852	$4,919	(1)%	$14,490	$14,904	(3)%
Currency impact [2]	19	—		37	—
Acquisition adjustments	(19)	—		(102)	—
Disposition adjustments	—	(46)		—	(46)
Organic revenue	$4,852	$4,873	—%	$14,425	$14,858	(3)%

Merchant
Adjusted revenue	$2,521	$2,586		$7,502	$7,602
Currency impact [2]	15	—		39	—
Acquisition adjustments	(6)	—		(59)	—
Organic revenue	$2,530	$2,586	(2)%	$7,482	$7,602	(2)%

Financial
Adjusted revenue	$2,331	$2,333		$6,988	$7,302
Currency impact [2]	4	—		(2)	—
Acquisition adjustments	(13)	—		(43)	—
Disposition adjustments	—	(46)		—	(46)
Organic revenue	$2,322	$2,287	2%	$6,943	$7,256	(4)%

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
The change in organic revenue is calculated using actual, unrounded amounts.
1The change in organic revenue is measured as the change in adjusted revenue (see pages 9-10) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions.
2Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

News Release
Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Nine Months Ended September 30,
	2026	2025

Net cash provided by operating activities	$3,094	$4,118
Capital expenditures	(1,438)	(1,321)
Adjustments:
Distributions paid to noncontrolling interests	(2)	(2)
Distributions from unconsolidated affiliates included in cash flows from investing activities	23	17
Severance, merger and integration payments	199	119
One Fiserv transformation program payments	251	1
Tax payments on adjustments	(88)	(23)
Other	—	(30)
Free cash flow	$2,039	$2,879

Total Amortization [1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Acquisition-related intangible assets	$297	$320	$923	$993
Capitalized software and other intangibles	222	192	651	556
Purchased software	57	49	162	152
Financing costs and debt discounts	11	12	36	34
Sales commissions	29	29	87	87
Deferred conversion costs	28	28	90	84
Total amortization	$644	$630	$1,949	$1,906

See pages 3-4 for disclosures related to the use of non-GAAP financial measures.
1The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

News Release
Fiserv, Inc.
Full Year Forward-Looking Non-GAAP Financial Measures
Reconciliations of unaudited non-GAAP financial measures to the most comparable GAAP measures are included in this news release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of these items that are excluded from the non-GAAP outlook measures. The company’s forward-looking non-GAAP financial measures for 2026, including organic revenue and adjusted earnings per share, are designed to enhance shareholders’ ability to evaluate the company’s performance by excluding certain items to focus on factors and trends affecting its business.
Organic Revenue - The company’s organic revenue outlook for 2026 excludes the impact of foreign currency fluctuations, acquisitions, dispositions and the impact of the company’s postage reimbursements. The currency impact is measured as the increase or decrease in the expected adjusted revenue for the period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

Change
2026 GAAP Revenue	(1.5%) - (0.5%)
Postage reimbursements	0%
2026 Adjusted revenue	(1.5%) - (0.5%)

Currency impact	0%
Acquisition adjustments	(0.5%)
Disposition adjustments	1%
2026 Organic revenue	(1%) - 0%
Adjusted Earnings Per Share - The company’s adjusted earnings per share outlook for 2026 excludes certain non-cash or other items such as certain non-cash impairment charges; non-cash intangible asset amortization expense associated with acquisitions; merger and integration costs; severance costs; certain transformation related expenses associated with the company’s One Fiserv action plan; gains or losses from the sale of businesses, certain assets and investments; net gains associated with early debt extinguishments; and certain discrete tax items.
The company estimates that amortization expense in 2026 with respect to acquired intangible assets will be relatively consistent with the amount incurred in 2025. Other adjustments to the company’s financial measures that were incurred for the three and nine months ended September 30, 2026 and 2025 are presented in this news release; however, they are not necessarily indicative of adjustments that may be incurred throughout the remainder of 2026 or beyond. Estimates of these impacts and adjustments on a forward-looking basis are not available due to the variability, complexity and limited visibility of these items.

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